A UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[X]      Preliminary Information Statement

[  ]     Confidential, for use of the
         Commission only (as permitted by
         Rule 14c-5(d)(2))

[  ]     Definitive Information Statement -

                                  INSYNQ, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No Fee Required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party: Insynq, Inc.

(4) Date Filed: August 2, 2004



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                                  INSYNQ, INC.
                            1127 Broadway Plaza, #202
                            Tacoma, Washington 98402
                            Telephone: (253-284-2000)
                            Facsimile: (253-722-5605)

                              INFORMATION STATEMENT

                WE ARE NOT ASKING YOU FOR A PROXY STATEMENT AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY


This Information Statement is being mailed or furnished to the stockholders of Insynq, Inc., a Nevada corporation (the "Company"), in connection with the previous approval at a meeting held on July 16, 2004, of the Company's Board of Directors of the corporate actions referred to below and the subsequent adoption of such corporate actions by written consent on August 2, 2004 of a majority of the shares entitled to vote of the aggregate shares of common stock par value $0.001 per share (the "Common Stock") of the Company and series A preferred stock, par value $.001 per share (the "Series A Preferred Stock") of the Company. Accordingly, all necessary corporate approvals in connection with matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect.

This Information Statement is first being mailed or furnished to the stockholders of record of the Company on or about August ___, 2004 and the transactions described herein shall be effective on August ___, 2004.


                               ACTIONS BY BOARD OF
                                  DIRECTORS AND
                             CONSENTING STOCKHOLDERS


The following corporate actions were authorized and adopted by unanimous written consent of the Board of Directors of the Company on July 16, 2004, and subsequently we received the written consent in lieu of a meeting of stockholders, from the holders entitled to vote a majority of the Common Stock and Series A Preferred Stock on August 2, 2004:

1. To amend our Articles of Incorporation to increase the number of authorized shares of our Common Stock to 2,000,000,000 par value $0.001 per share;


The reasons for, and general effect of, the amendments to our Articles of Incorporation is described in "ACTION 1 - AMENDMENTS INCREASING THE NUMBER OF AUHTORIZED SHARES OF OUR COMMON STOCK."

The Board of Directors of the Company knows of no other matters other than those described in the Information Statement, which have been recently approved or considered by the holders of the Company's Common Stock and Series A Preferred Stock.



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
                                     GENERAL

This Information Statement is first being mailed or furnished to stockholders of record on or about August ___, 2004, and the Amendment described herein will be effective on August ___, 2004. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

                  CONSENT OF STOCKHOLERS OBTAINED - NEVADA LAW

Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to our Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and our bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend our Articles of Incorporation. NRS
78.320 provides that, unless otherwise provided in the Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the votes entitled to vote at a stockholders' meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendments as early as possible, to accomplish the purposes as hereafter described, the Board of Directors approved the Amendments and the written consent of the holders of shares having sufficient votes to constitute a majority of the votes required to approve the Amendments was executed. NRS
78.320 provides that in no instance where action is authorized by written consent of stockholders, is a meeting of stockholders to be called or notice given.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

As of August 2, 2004, there were 8,907,700 outstanding shares of Common Stock and 165,000 outstanding shares of Non-participating Series A Preferred Stock ("Preferred Stock".) The Preferred Stock is not entitled to dividends and not entitled to any distributions in the event of a liquidation of the Company. Each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to 1,000 votes. On July 16, 2004, the Board of Directors authorized the issuance of an aggregate of 165,000 shares of Preferred Stock, to the executive officers of the Company, two of whom are directors of the Company. Each executive officer was issued 55,000 shares of Preferred Stock, representing in the aggregate, a majority of the votes required to consent to the filing of the amendments described herein.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth, as of August 2, 2004, certain information as to the stock ownership of each person know by the Company to own beneficially 5% or more of the Company's outstanding Common Stock, each director of the Company who owns shares of Common Stock and Preferred Stock, and by all officers and directors as a group. This table includes the shares of Preferred Stock, which have the right in the aggregate to cast 95.73% of the total votes which may be cast by the holders of all the outstanding (i) shares of Common Stock and (ii) Series A Preferred Stock.

----------------------------------- ---------------------- ---------------------- -----------------------
  Name and Address of Beneficial     Number of Shares of   Number  of  Shares of   Aggregate Percentage
              Owner                  Common Stock Owned    Series  A   Preferred     of Voting Rights
                                           (1)(2)          Stock Owned (1)(3)
----------------------------------- ---------------------- ---------------------- -----------------------
John P. Gorst                       98,626                 55,000                 31.7%
1127 Broadway Plaza #202
Tacoma, WA  98402
----------------------------------- ---------------------- ---------------------- -----------------------
M. Carroll Benton                   78,724                 55,000                 31.7%
1127 Broadway Plaza #202
Tacoma, WA  98402
----------------------------------- ---------------------- ---------------------- -----------------------
                                       4

Joanie C. Mann                      10,898                 55,000                 31.7%
1127 Broadway Plaza #202
Tacoma, WA  98402
----------------------------------- ---------------------- ---------------------- -----------------------
Plaza Corp                          1,300,000              -0-                    14.6%
10 Wanless Avenue, Ste 201
Toronto, ON, Canada M4N1V6
----------------------------------- ---------------------- ---------------------- -----------------------
Director and Officers as a Group    188,019                165,000                94.98%
----------------------------------- ---------------------- ---------------------- -----------------------


(1) Except as otherwise indicated, all shares are beneficially owned and the persons named hold sole voting and investment power. (2) Each share of Common Stock is entitled to one vote per share. (3) Each share of Preferred Stock is entitled to 1,000 votes at any meeting of stockholders.

                        NOTICE TO STOCKHOLDERS OF ACTIONS
                       APPROVED BY CONSENTING STOCKHOLDERS

The following actions have been approved by the written consent of the holders together entitled to vote a majority of the aggregate votes at any stockholders meeting of the Company:

                                    ACTION 1

                              AMENDMENT INCREASING
                         THE NUMBER OF AUTHORIZED SHARES
                               OF OUR COMMON STOCK

Purpose of the Increase in Authorized Common Stock

The Company currently has outstanding $1,992,131 principal amount of two year Secured Convertible Debentures (the "Convertible Debentures"), which are convertible into shares of Common Stock. The Company sold total of $2,050,000 of Convertible Debentures over three separate private financing transactions to several investor groups. Terms of each of the Convertible Debentures are essentially equivalent: the Convertible Debentures are convertible into shares of Common Stock (the "Conversion Shares") at the lesser of (i) $0.30 per share and (ii) the average of the lowest three intraday trading prices in the twenty-day trading period immediately preceding a Notice to Convert, discounted by sixty percent (60%.) Pursuant to the terms of the Convertible Debentures, upon receipt by the Company of a Notice to Convert, the Company have reserved and must deliver the Conversion Shares to the holders of the Notes within two
(2) trading days. Under the terms of the Convertible Debentures, if the Company fails to have reserved, sufficient authorized Conversion Shares available to deliver, (the Company is required at all times to have authorized and reserved two (2) times the number of shares that is actually issuable upon full conversion of the Convertible Debentures) because it lacks sufficient authorization to issue Conversion Shares, the Company must pay to the holder who requested conversion of the Convertible Debentures, damages in the amount of $2,000 per trading day for each trading day until the Conversion Shares are delivered. In addition, the Company must pay to that holder continuing damages in the form of "Conversion Default Payments" in accordance with a formula, up to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of the Convertible Debentures.

On June 25, 2004, the Company issued a total of $900,000 of Secured Convertible Notes Payable (the "Notes") to four investor groups (the "Purchasers".) The Purchasers are also holders of Convertible Debentures previously issued by the Company. The Notes are convertible into shares of Common Stock (the " Note Conversion Shares") at the lesser of (i) $0.01 and (ii) the average of the lowest three intraday trading prices in the twenty-day trading period immediately preceding a Notice to Convert, discounted by forty-five percent (45%) Pursuant to the terms of the Notes, upon receipt

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
by the Company of a Notice to Convert, the Company have reserved and must deliver the Note Conversion Shares to the holders of the Notes within two (2) trading days. Under the terms of the Notes, if the Company fails to have sufficient authorized Note Conversion Shares available to deliver, (the Company is required at all times to have authorized and reserved two (2) times the number of shares that is actually issuable upon full conversion of the Notes) because it lacks sufficient authorization to issue Note Conversion Shares, the Company must pay to the holder who requested conversion of the Note, damages in the amount of $2,000 per trading day for each trading day until the Note Conversion Shares are delivered. In addition, the Company must pay to that holder continuing damages in the form of "Note Conversion Default Payments" in accordance with a formula, up to the date that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of the Notes.

In addition, the company granted a total of 2,700,000 warrants to purchase common stock at an exercise price of $0.001. Each warrant holder's period to exercise the warrants is until June 25, 2009

On July 16, 2004, the Company was authorized by its Articles of Incorporation to issue 500,000,000 common shares and had issued and outstanding 445,384,987 common shares. Also, on July 16, 2004, the Company's Common Stock was quoted on the OTC Bulletin board at $0.0017 per share. Accordingly, and based upon the terms of the Convertible Debentures, the Notes, and the Warrants, the Company was required to have authorized a minimum of 7,800,142,513 shares of Common Stock reserved for issuance. Therefore, the Company did not have sufficient authorized Common Stock to comply with the requirements of the Convertible Debentures and the Notes.

The directors of the Company determined that an amendment (the "Amendment") to the Articles of Incorporation of the Company was necessary to increase the authorized Common Stock. However, the filing of an Amendment would require approval of the stockholders. Based upon an inspection of the stockholders' list, it was determined by the Company that it take between 90 and 120 days to achieve a quorum of stockholder to vote at a stockholders meeting. The Board of Directors determined that it was in the best interest of the company to minimize the amount of penalties accruing on the convertible debentures and the notes by issuing the preferred stock and seeking the consent of the preferred stockholders to the filing of the amendment.

To comply with the terms of the Convertible Debentures and the Notes, the Board of Directors, pursuant to Nevada Revised Statutes ("NRS") 78.207, declared a "reverse split" of one for fifty effective August 2, 2004 and, accordingly, the authorized Common Stock was reduced to 10,000,000 and the issued and outstanding Common Stock of 445,384,987 were reduced to approximately 8,907,700 shares of Common Stock. This did not eliminate the Company's lack of sufficient authorized Common Stock. In addition, the Board of Directors approved the issuance of a total of 165,000 Non-Participating Series A Preferred Stock, each share having 1,000 votes on all matters upon which stockholders are entitled to vote. The Board of Directors believes that the issuance of the Preferred Stock was necessary in order that the Company obtain the requisite number of votes to amend the Articles of Incorporation to increase the authorized Common Stock of the Company.

The Company's Board of Directors has determined that it is in our best interests to increase the number of authorized shares of our Common Stock. The Board of Directors believes that the Amendment is necessary and in addition will provide us with greater flexibility, by increasing our authorized capital to allow us to issue additional shares of our common stock. Consequently, the Board of Directors has recommended that we increase the number of authorized shares of our Common Stock to 2,000,000,000 shares. On August 2, 2004, the holders of the issued and outstanding Preferred Stock executed their consent to the Amendment to increase the authorized Common Stock.

The Company's potential issuance of the shares of Common Stock upon conversion of the Debentures and Notes and any other common Stock issuance will have the effect of diluting equity ownership position of the then current holders of Common Stock. The issuance of the Preferred Stock did not effect the equity ownership position of the holders of Common Stock.

Effect of the Increase

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized Common Stock without requiring

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

future stockholder approval of such issuances, except as may be required by the Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, and could be dilutive to the existing stockholders.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by our stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and there less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Share Increase amendment is not prompted by any specific effort or takeover threat currently perceived by management.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation to increase the number of authorized shares of our Common Stock to 2,000,000,000 shares, which vote was obtained by majority written consent. As a result, the Share Increase Amendment was approved and no further votes will be needed.

Effective Date

Under applicable federal securities laws, the Amendment cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after this Information Statement is mailed to our stockholders.

Dissenters' Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with the increase of authorized shares of our capital stock.

                             ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.


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

By order of the Board of Directors


-----------------------------------------
John P. Gorst
President


Dated: Tacoma, Washington
August 2, 2004


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